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                                                                EXHIBIT 10.23
[LOGO]
                      MIDCONTINENT BUSINESS SYSTEMS, INC.
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                               SERVICES CONTRACT


THIS AGREEMENT made this TWENTY-FIFTH DAY OF SEPTEMBER, 1995, by and between MIDCONTINENT BUSINESS SYSTEMS, INC., hereinafter referred to as "MBS," and KOFAX IMAGE PRODUCTS, hereinafter referred to as "Client,"


                                  WITNESSETH:

WHEREAS, Client has purchased ImagePlus software and desires to have MBS prepare customized changes to such software;

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, the parties hereto agree as follows:

    1. Compensation. MBS has previously delivered to Client a "Statement of Work" for the proposed Project. A copy of such Statement of Work is attached and details the tasks to be performed by MBS and also represents a cost for such services. MBS hereby agrees to perform all
          work related to the Statement of Work for the sum of [     *     ]  [
          * ] AS A GUARANTEED PRE-PAYMENT OF ROYALTY FEES AT [*]] PER ASCENT SCAN STATION LICENSE FOR THE FIRST 60 LICENSES, AND [*] PER ASCENT SCAN STATION LICENSE FOR ALL LICENSES THEREAFTER.

    2.    Test and Acceptance of Project.

              a. At such time as MBS has completed the Project, it shall so inform Client. Client shall thereafter, within twenty (20) business days, complete such acceptance testing as Client desires to determine the functionality, performance and conformance of the Project to the specification of the High Level Design Document, hereinafter referred to as "Requirements." Client bears the full responsibility of assuring that the Project has been completed in accordance with the Requirements and to the levels of functionality, performance, and other specifications as are established in the Requirements. FAILURE OF THE CLIENT TO PERFORM SUCH TESTS SHALL PRECLUDE THE CLIENT FROM RAISING ISSUES OF FUNCTIONALITY, PERFORMANCE AND NON CONFORMANCE TO THE SPECIFICATIONS ESTABLISHED IN THE REQUIREMENTS IN THE EVENT OF ANY DISPUTE BETWEEN CLIENT AND MBS.

              b. Upon completion of Client's pre-acceptance testing, Client shall either give MBS a written letter of acceptance or a written letter specifying deficiencies in the Project. Such deficiencies shall refer with specificity to particular sections of the Requirements. In the event of any deficiencies, MBS shall proceed as rapidly as feasible to correct such deficiencies. After such deficiencies have been corrected by MBS, Client shall again run such pre-acceptance tests as it desires and thereupon deliver to MBS either a letter of acceptance or list of additional deficiencies. This procedure shall be repeated until Client has accepted the Project.

    3. Source Code and Customized Code. MBS will provide Client with a copy of the source code in order to facilitate Client's use of the Project. However, MBS shall retain all ownership rights of both the source code and all customized codes prepared by MBS in connection with the Project. This customized code shall be licensed to Client as set forth below. MBS does not permit


* Such portions are filed under an
  application for confidential treatment.


                                                        CONFIDENTIAL TREATMENT




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          modification of the customized code except that if the Client determines to modify the code, the following provisions apply.

              a. All warranties made by MBS pursuant to this Agreement shall immediately terminate.

              b. Client agrees that it will provide MBS with a copy of the modified source code.

    4. Changes in the Requirements. To the extent that the Client, during the course of the Project, determines that it wishes to change the Requirements for the project, Client shall provide MBS with a proposed change order specifying the changes in the Requirements. Upon receipt of the proposed change order, MBS shall then provide Client with a letter amendment to this Agreement indicating the adjustment of acceptance of the change order on the compensation to be paid to MBS pursuant to this Agreement. If MBS accepts the change order and the Client accepts the adjustment in the compensation to MBS, the parties shall enter into a written amendment of this Agreement accepting the change order and adjusting the compensation.

    5. Software to be Licensed. In addition to completion of the Project, the parties desire to enter into a License Agreement whereby Client will receive a limited license to utilize the custom programming prepared by MBS for Client pursuant to this Agreement. As used hereafter, the term Project Software Package includes all custom programming including custom codes and source codes utilized by MBS in modifying Client's environment to meet the specifications set forth in the Requirements.

    6.    Grant of License and Restrictions of License.

              a. MBS hereby grants to Client, subject to the limitations of this Agreement, a non-exclusive license to use and market the Project Software Package.

              b.  This license is limited by the following conditions:

                  (1) Unless terminated by MBS due to a breach of this Agreement by Client, Client's license under this Agreement shall be perpetual.

    7. Protection of MBS's Proprietary Rights. To protect MBS's proprietary rights to the Project Software Package, Client agrees to adhere to the conditions listed in Section 6 above. Further, Client agrees to instruct all of its employees who may use or have access to the Project Software package of the conditions listed in Section 6. Client also agrees that it will take all such steps as are necessary to prevent any third party from having access to or using or duplicating the Project Software Package.

    8. Maintenance. MBS shall provide defect only support, directly to the client, for the Project Software Package as part of the royalty payment to MBS. This support shall remain in effect as long as the client's customers maintain a valid support contract with the client. Any support which is necessitated by any alterations, tampering or repairs performed on the Project Software Package by Client or any third party shall be at additional charge to a Client.

    9. Payments and Special Charges. Client shall promptly pay all invoices sent to Client by MBS in accordance with this Agreement. All charges shall be due and payable by Client within thirty (30) days after billing by MBS. After that time, a finance charge of 1.5% per month will be charged to the outstanding balance.

    10. Additional Duties of Client. Client shall promptly report to MBS any suspected malfunctions or defects in the Project Software Package.

    11. Enhancements; Modifications. If Client desires any modifications in the Project Software Package, MBS shall make such modifications, if feasible, at a price to be determined by MBS.


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    12.   Default.  Either party shall be in default under this Agreement if it fails to timely perform or observe any of the terms or conditions of this Agreement.

    13. Remedies. In the event of a default under this Agreement by a party, the other party shall have the right to terminate this Agreement upon written notice thereof to the defaulting party. In the event of a default by MBS, Client's remedies shall be limited to the right to recover from MBS the amount of any sums actually paid to MBS under this Agreement. If either party terminates this Agreement due to default by the other before delivery, acceptance and payment of the license fee, Client shall immediately return the Project Software package and any other property of MBS which it may have to MBS. In the event of a default by Client, MBS shall have any and all rights available under law and at equity, including the right to sue for all damages incurred and to sue for specific performance. Client agrees that upon the occurrence of any actual or threatened breach by Client of the restrictions upon the use, sale, transfer, or disclosure of the Software Package contained in Section 8 herein, monetary damages alone shall not be sufficient remedy or protection for MBS, and MBS shall be entitled to such injunctive or other equitable relief as may be deemed proper or necessary by a court of competent jurisdiction. Except as provided herein, all available rights and remedies shall be cumulative and the exercise of any right or remedy shall not be deemed exclusive. MBS SHALL IN NO EVENT BE LIABLE FOR ANY INCIDENTAL, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, AND CLIENT'S RIGHT TO DAMAGES SUFFERED BY REASON OF A DEFAULT HEREUNDER SHALL BE LIMITED TO THE REFUND OF NO MORE THAN ANY CHARGES PAID HEREUNDER.

    14. Limitations of MBS's Warranties. MBS warrants only that the Project Software package shall function as specified by the Requirements and that MBS has the right to grant the license contained in this Agreement. MBS MAKES NO OTHER WARRANTIES OR REPRESENTATIONS, WHETHER EXPRESS OR IMPLIED, REGARDING THE PROJECT SOFTWARE PACKAGE OR ITS FUNCTIONS OR CAPABILITIES, INCLUDING NO WARRANTY REGARDING THE FITNESS OF THE PROJECT SOFTWARE PACKAGE FOR CLIENT'S INTENDED USE(S) OR CLIENT'S EQUIPMENT. Notwithstanding anything herein to the contrary, however, MBS shall have no duty to correct, repair, redesign or otherwise perform services for the Project Software package (i) once Client has accepted the Project Software package, or (ii) if Client has in any way modified or tampered with the Project Software Package. In addition, MBS shall have no liability for claims concerning installation, performance specifications, or capability of the Project Software Package unless such claims are made in writing within one year after delivery of the Project Software Package by MBS.

    15. General Provisions. Any waiver by either party of any term or condition of this Agreement or a default hereunder shall not be constructed as a waiver of any subsequent performance due under that term or condition or any other term or condition of any subsequent default. The provisions of this Agreement are severable and in the event that any provision hereof is held by any court to be voidable or unenforceable, such provisions shall be deemed stricken from this Agreement and all other terms and conditions shall remain in full force and effect, and the parties agree to remain bound by and perform in accordance with the terms hereof, as so amended. This Agreement constitutes the entire agreement between the parties and supersedes any previous written, between the parties. This Agreement may not be amended or altered except by a writing signed by both parties.

    16. Governing Law, Jurisdiction, and Venue. This Agreement shall be deemed to be an agreement entered into in the State of South Dakota. The laws of the State of south Dakota shall govern this agreement. Upon request of MBS, any dispute arising under or in connection with this agreement may be submitted to binding arbitration in Sioux Falls, SD, in accordance with the Commercial Arbitration Rules of the American Arbitration Association.
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    17.   Exclusivity.  MBS agrees that under the terms of this agreement, it will develop proprietary and confidential information for and on behalf of Kofax. In consideration of the foregoing, MBS agrees that for a period of 2 years following the date of this agreement, it will not contract to develop a Windows, Unix or OS/2-based document capture system releasing to, or integrated with, IBM's ImagePlus/400 system on behalf of any of the following direct competitors of Kofax:

          Conerstone Imaging, Intrafed, Micro Systems, File Net (includes Watermark), Dakota Imaging, Wang Laboratories, Avitar, and Xionics.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.


Midcontinent Business Systems, Inc.          KOFAX Image Products
1803 Research Blvd.                          3 Jenner Street
Suite 501                                    Irvine, CA 92718-3807
Rockville, MD 20850

Name:        Mark Addink                     Name:      Kevin Drum
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Signature:   /s/ MARK ADDINK                 Signature: /s/ KEVIN DRUM
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Title:       Branch Manager                  Title:     VP Marketing
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Date:        10/30/92                        Date:      10/16/95
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